EXHIBIT 23.1




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated June 11, 2003, relating to the financial statements of Express Systems Corporation, and to the reference to our Firm under the caption "Experts" in the Prospectus.







/s/ SPICER, JEFFRIES & CO.

Denver, Colorado
July 10, 2003